POWER OF ATTORNEY

The undersigned officer or Board member of BNY Mellon Funds Trust (the "Trust"), a Massachusetts business trust, hereby constitutes and appoints James Bitetto, Deirdre Cunnane, Sarah S. Kelleher, Lisa King, Jeff S. Prusnofsky, Amanda C. Quinn, Joanne Skerrett and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 31, 2024, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Patrick T. Crowe Patrick T. Crowe President (Principal Executive Officer)	March 18, 2024
/s/ James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	March 18, 2024

/s/ Patrick J. O'Connor Patrick J. O'Connor Chairman of the Board	March 18, 2024

/s/ John R. Alchin John R. Alchin Board Member /s/ Ronald R. Davenport Ronald R. Davenport Board Member	March 19, 2024 March 28, 2024
/s/ Kim D. Kelly Kim D. Kelly Board Member	March 18, 2024
/s/ Kevin C. Phelan Kevin C. Phelan Board Member	March 18, 2024
/s/Patrick J. Purcell Patrick J. Purcell Board Member	March 19, 2024
/s/ Thomas F. Ryan, Jr. Thomas F. Ryan, Jr. Board Member	March 18, 2024
/s/ Maureen M. Young Maureen M. Young Board Member	March 18, 2024